UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California		94065-1166
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Saba Software, Inc. (the “Company”) entered into an amendment, dated as of May 31, 2013 (the “Amendment”), to that certain Amended and Restated Credit Agreement, dated as of June 27, 2011 (the “Original Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”), with Wells Fargo Bank, National Association (“Wells Fargo”) and certain wholly-owned subsidiaries of the Company.

Under the Original Credit Agreement, the Company was not able to access additional advances under the revolving line of credit due primarily to defaults relating to the Company’s restatement of prior period financial statements and certain springing financial covenants. As amended, the Credit Agreement enables the Company to obtain additional advances under the line of credit. At the effective time of the Amendment, there was approximately $14 million of additional availability under the line of credit. Among other things, the Amendment extends the time for the Company to file certain delayed periodic reports with the Securities and Exchange Commission until September 30, 2013, and includes revised financial covenants and liquidity requirements.

A copy of the Amendment is attached hereto as Exhibit 10.1 and the foregoing description of the Credit Agreement and Amendment is qualified in its entirety by reference to Exhibit 10.1 and the copy of the Original Credit Agreement previously field by the Company on its Form 8-K dated June 28, 2011.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, the Company’s common stock was suspended from trading on the NASDAQ Global Select Market (“NASDAQ”) on April 9, 2013. As expected, NASDAQ announced today that it will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting becomes effective 10 days after the Form 25 is filed. The Company’s common stock is currently trading on the OTC Markets – OTC Pink Tier (the “Pink Tier”) under the symbol “SABA,” while the Company works to finalize the restatement of prior period financial results. For quotes or additional information on OTC Markets and the OTC Pink Tier, you may visit www.otcmarkets.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment Number One to Credit Agreement, Amendment Number One to Guarantor Security Agreement, and Waiver, among the Company, Hal Acquisition Sub, Inc., HumanConcepts, LLC, and Wells Fargo Bank, National Association dated as of May 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: June 4, 2013	/s/ Peter E. Williams III
(Signature)
Peter E. Williams III
Executive Vice President and Secretary